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                      DIODES INCORPORATED AND SUBSIDIARIES

                                  EXHIBIT - 11

                        COMPUTATION OF EARNINGS PER SHARE

                                               THREE MONTHS ENDED            SIX MONTHS ENDED
                                                     JUNE 30,                     JUNE 30,
                                           -------------------------     -------------------------
                                              1997           1996           1997          1996
                                           ----------     ----------     ----------     ----------
PRIMARY
     Weighted average number of common
       shares outstanding                   4,962,855      4,958,679      4,960,779      4,958,638
     Assumed exercise of stock options        472,726        265,939        430,728        267,763
                                           ----------     ----------     ----------     ----------
                                            5,435,581      5,224,618      5,391,507      5,226,401

     Net income                            $1,229,000     $  555,000     $2,413,000     $1,403,000
                                           ==========     ==========     ==========     ==========
Primary earnings per share                 $     0.23     $     0.11     $     0.45     $     0.27
                                           ==========     ==========     ==========     ==========

FULLY-DILUTED
     Weighted average number of common
       shares outstanding                   4,962,855      4,958,679      4,960,779      4,958,638
     Assumed exercise of stock options       *472,726       *265,939        455,671       *267,763
                                           ----------     ----------     ----------     ----------
                                            5,435,581      5,224,618      5,416,450      5,226,401

     Net income                            $1,229,000     $  555,000     $2,413,000     $1,403,000
                                           ==========     ==========     ==========     ==========
Fully diluted earnings per share           $     0.23     $     0.11     $     0.45     $     0.27
                                           ==========     ==========     ==========     ==========

* No further effect given to common stock equivalents as their effect would be anti-dilutive.


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